UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2020, ChemoCentryx, Inc. (the “Company”) entered into a Product Agreement (the “Product Agreement”) with Patheon Pharmaceuticals Inc. (“Patheon”), which was made pursuant to a Master Manufacturing Services Agreement between the Company and Patheon, dated March 18, 2020 (the “Master Agreement”).

Under the Master Agreement and the Product Agreement, Patheon has agreed to manufacture and supply avacopan drug product.

The Company’s obligation to purchase avacopan drug product is subject to certain binding forecast periods. The Company has also committed to purchasing from Patheon a substantial portion of the Company’s requirements for avacopan drug product during the period from May 8, 2020 to December 31, 2022, subject to certain volume limitations. Following such initial period, and every two years thereafter, the Company and Patheon shall evaluate and negotiate in good faith a new commitment for the Company’s requirements for avacopan drug product.

The Product Agreement has an initial term that expires on December 31, 2026, which will automatically extend for successive two-year renewal terms unless a notice of nonrenewal is delivered at least twelve months before the expiration of the initial term or then current renewal term, as applicable. The Master Agreement has an initial term that expires on March 18, 2023, which will automatically extend for successive three-year renewal terms for as long as the Product Agreement or any other product agreement under the Master Agreement remains in effect.

The Master Agreement and the Product Agreement may be terminated by either party following an uncured material breach by the other party within 45 days of written notice of such material breach, or in the event the other party becomes insolvent or subject to bankruptcy proceedings. In addition, the Company may terminate the Master Agreement or the Product Agreement upon occurrence of certain regulatory events or actions, including if the Company fails to obtain regulatory approval for avacopan or if such approval is withdrawn. The Company may also terminate the Master Agreement or the Product Agreement for convenience upon six months’ prior written notice, subject to certain termination fees.

The Master Agreement contains representations, warranties and indemnity obligations customary for agreements of this type, and the Product Agreement establishes certain pricing for avacopan drug product that may be adjusted as set forth in the Master Agreement.

The foregoing description of the terms of the Master Agreement and the Product Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement and the Product Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2020. The Company intends to redact certain confidential portions of the Master Agreement because such confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: May 14, 2020	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President
Chief Financial and Administrative Officer and Secretary